Exhibit 99.1

Desktop Metal Remains Focused on Path to Profitability After Preliminary Tally Shows Stratasys Shareholders Did Not Approve the Merger Agreement

●	While Desktop Metal stockholders voted to approve the merger agreement, Stratasys announced its stockholders – faced with two alternative acquisition offers for its company – did not likely vote in favor of the merger agreement proposals

●	Merger agreement with Stratasys has been terminated, with DM to be compensated agreed-upon fees

●	Desktop Metal remains focused on continued improvements in non-GAAP gross margins, operating expenses, adjusted EBITDA, and operating cash flow – en route to our stated goal of adjusted Q4 EBITDA profitability

BOSTON--(BUSINESS WIRE)-- Desktop Metal, Inc. (NYSE: DM), a global leader in Additive Manufacturing (AM) 2.0 technologies for mass production of metal, polymer, ceramic, and health products, today announced that its stockholders approved the merger agreement with Stratasys Ltd. (Nasdaq: SSYS), a leader in polymer 3D printing solutions.

However, at a special meeting of Stratasys stockholders on Sept. 28, Stratasys announced that a preliminary tally indicated that it did not obtain stockholder approval for the proposals related to the merger agreement. Consequently, the previously announced merger agreement has been terminated and DM is to be compensated agreed-upon fees.

“We’re grateful for our shareholders’ support. While the team at Desktop Metal believed in the merits of our combination, and is disappointed in the outcome of the merger agreement, we are completely confident in the trajectory of our business, which continues to lower operating costs while growing revenue,” said Ric Fulop, Founder and CEO of Desktop Metal. “Our plan to reduce costs and generate revenue remains on track as customers continue transitioning to our AM 2.0 technologies for mass production of metal, polymer, ceramic and health products.”

Desktop Metal entered the second half with cash of $127.6 million, and has demonstrated improvements to operating cash management over multiple quarters.

About Desktop Metal

Desktop Metal (NYSE:DM) is driving Additive Manufacturing 2.0, a new era of on-demand, digital mass production of industrial, medical, and consumer products. Our innovative 3D printers, materials, and software deliver the speed, cost, and part quality required for this transformation. We’re the original inventors and world leaders of the 3D printing methods we believe will empower this shift, binder jetting and digital light processing. Today, our systems print metal, polymer, sand and other ceramics, as well as foam and recycled wood. Manufacturers use our technology worldwide to save time and money, reduce waste, increase flexibility, and produce designs that solve the world’s toughest problems and enable once-impossible innovations. Learn more about Desktop Metal and our #TeamDM brands at www.desktopmetal.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements about Desktop Metal’s strategic integration and cost savings initiatives, expected restructuring charges, anticipated cost savings, long-term growth, market share, liquidity and profitability, are forward-looking statements. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to, the risks and uncertainties set forth in Desktop Metal, Inc.'s filings with the U.S. Securities and Exchange Commission. There is no guarantee Desktop Metal will achieve the cost savings it expects. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Desktop Metal, Inc. assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Relations:

Sarah Webster

sarahwebster@desktopmetal.com

(313) 715-6988

Investor Relations:

Jay Gentzkow

jaygentzkow@desktopmetal.com

(781) 730-2110